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                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Prospectus/Proxy Statement of United Security Bancorporation and Bancwest Financial Corporation that is made a part of this Registration Statement (Form S-4) and to the incorporation by reference therein of our report dated February 26, 1997, with respect to the consolidated financial statements of United Security Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



/s/ MCFARLAND & ALTON, P.S.



Spokane, Washington
December 15, 1998